REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




Board of Trustees and Shareholders
Neuberger Berman Income Funds
New York, New York


In planning and performing our audit of the financial
statements of Neuberger Berman TaxFree Money Fund,
a series of Neuberger Berman Income Funds (formerly
Lehman Brothers Income Funds) (the Fund) as of and
for the year ended March 31, 2010, in accordance with
the standards of the Public Company Accounting
Oversight Board (United States), we considered its internal
 control over financial reporting, including control
activities for safeguarding securities, as a basis for
designing our auditing procedures for the purpose of
expressing our opinion on the financial statements and
to comply with the requirements of Form NSAR, but
not for the purpose of expressing an opinion on the
effectiveness of the Funds internal control over financial
reporting.   Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing
 and maintaining effective internal control over
financial reporting.   In fulfilling this responsibility,
estimates and judgments by management are required to
assess the expected benefits and related costs of controls.
A companys internal control over financial
reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting
and the preparation of financial statements for external purposes in accordance with generally accepted
accounting principles.   A companys internal control over
financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control
over financial reporting may not prevent or detect
misstatements.   Also, projections of any evaluation
of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course
of performing their assigned functions, to prevent
or detect misstatements on a timely basis.   A material
weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.






Board of Trustees and Shareholders
Neuberger Berman Income Funds
Page Two





Our consideration of the Funds internal control over
financial reporting was for the limited purpose described
in the first paragraph and would not necessarily disclose
all deficiencies in internal control that might be
material weaknesses under standards established by the
Public Company Accounting Oversight Board
(United States).   However, we noted no deficiencies
in the Funds internal control over financial reporting and their operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of March 31, 2010.

This report is intended solely for the information and use of management, Shareholders and Board of Trustees of Neuberger Berman Income Funds and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.





		TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
May 18, 2010